UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Perry Ellis International, Inc. (NASDAQ: PERY), today issued the following press release:

Perry Ellis Special Committee Reiterates Commitment to George Feldenkreis Transaction

Comments on Randa’s July 16, 2018 Letter

MIAMI – July 18, 2018 – The Special Committee of the Perry Ellis International, Inc. (NASDAQ: PERY) (“Perry Ellis” or the “Company”) Board of Directors, which is composed of the independent directors, today reiterated its commitment to the George Feldenkreis transaction and its intention to recommend that all Perry Ellis shareholders vote FOR the Feldenkreis transaction.

As previously announced on June 16, 2018, Perry Ellis’ Board of Directors, acting on the unanimous recommendation of the Special Committee of independent directors and with the support of independent financial and legal advisors, unanimously approved a $437 million transaction to become a private company through an acquisition led by George Feldenkreis. Under the terms of the Feldenkreis merger agreement, Perry Ellis unaffiliated shareholders will receive $27.50 per share in cash upon closing. The purchase price represents a premium of approximately 21.6 percent to Perry Ellis’ unaffected closing stock price on February 5, 2018, the last trading day prior to George Feldenkreis announcing his proposal to take the Company private.

In an effort to clarify a number of mischaracterizations made by Randa in its July 16, 2018 letter and press release, the Special Committee notes the following:
•
Randa’s proposal is highly-conditional, non-binding and insufficient in terms of value and certainty of the provided debt financing commitments, as well as the lack of evidence of sufficient cash equity on hand, as further highlighted below;

•
Randa’s new sources and uses (first provided in the July 16, 2018 letter to the Special Committee) confirms that it has made virtually no progress on its financing since it failed to prevail in the sale process run by the Special Committee. Randa has failed to include any financing commitments for approximately $32 million of newly proposed mortgage debt indicated as a source of funds and made the entire financing contingent on its level of cash, accounts receivable and inventory, assets upon which the Special Committee has conducted no diligence and into which the Special Committee has no visibility since Randa is a privately held company. Additionally, Randa has failed to provide any assurance that Randa’s equity owners would backstop any of the contingencies based on Randa’s operations;

•
Randa’s claim that PJ Solomon told Randa that an equity partner was necessary at a meeting on June 1st is false. In fact, as made clear in the Company’s preliminary proxy statement, filed on July 11, 2018, Randa took it upon itself to add an outside party as a potential source of equity to help minimize risk at least five days prior to such meeting; and

•
Randa’s skepticism of the expected timeline to close the Feldenkreis transaction is unfounded, particularly given that the Company has already been granted early termination of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976 and filed its preliminary proxy statement earlier this month. The Special Committee remains confident that it will be able to satisfy all other closing conditions in order to close the transaction in the second half of calendar year 2018.

Additionally, the proposal by Randa includes incremental conditionality and risks of delay and closing uncertainty that are not present in the Feldenkreis merger agreement, including, among other things:
•	Randa has not committed to pay the break fee payable to George Feldenkreis up front and when due in the event the Company terminates the Feldenkreis merger agreement and enters into a merger agreement with Randa, leaving the Company shareholders to bear the expense of that break fee if Randa does not close a transaction (which would represent a loss to Company shareholders of approximately $8.7 million (approximately $0.55 per share), undermining the value of the slight price increase available to shareholders under the Randa proposal);

•	Randa’s form of merger agreement is materially less favorable to the Company and its shareholders than the Feldenkreis merger agreement, including with respect to the following terms:
o	expanding the circumstances under which fees may be payable to Randa in the event of a termination of the merger agreement;
o	increasing the amount of the break fee payable by the Company and lengthening the period during which such higher fee may be payable if the merger agreement is terminated;
o
requiring the Company to pay Randa’s expenses, up to a cap of 1% of equity transaction value, if Company shareholders vote down the Randa proposal or if the Company breaches the merger agreement in a manner which gives rise to a Randa termination right;

o	placing substantial additional closing risk on the Company, in part because of the more onerous disclosure obligations and expanded Company representations and warranties and covenants;
o	not offering appraisal rights to Company shareholders, which Randa could voluntarily provide under Florida law, while the Feldenkreis merger agreement includes such recourse; and
o	making waiver of change of control consent rights of third parties a pre-condition to execution of a merger agreement.
Another consideration in deciding whether to re-engage in negotiations with Randa is the fact that Randa has persistently violated the terms of its non-disclosure agreement with the Company despite receiving multiple warnings from the Special Committee’s advisors. While that agreement expressly permits Randa to make unsolicited proposals to the Company privately (and the Special Committee intends to dutifully continue to review any such proposals and consider whether exploring them is in the best interests of shareholders), the non-disclosure agreement expressly restricts Randa from making public statements or discussing its proposed merger transaction, or the Company’s business, with any of the Company’s business relations, including key licensors.

Based on the totality of the circumstances considered in comparison to the potential for a slight price improvement, the Special Committee again concluded that re-engaging with Randa at this time is not in the best interest of shareholders.

The Special Committee continues unanimously to believe that the Feldenkreis merger agreement is in the best interest of all Perry Ellis shareholders.

PJ SOLOMON is serving as financial advisor to the Special Committee, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Akerman LLP are serving as the Special Committee’s legal counsel, and Innisfree M&A Incorporated is serving as the Company’s proxy solicitor.

About Perry Ellis International
Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® for swimwear, Callaway®, PGA TOUR®, Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement
We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets, the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Forward-looking statements also may include information concerning the proposed merger transaction, including unexpected costs or liabilities, delays due to regulatory review, failure to timely satisfy or have waived certain closing conditions, failure to obtain the financing for the merger, the commencement of litigation relating to the merger, whether or when the proposed merger will close and changes in general and business conditions. Investors are cautioned that all forward-looking statements involve risks and uncertainties and factors relating to the proposed transaction, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC, all of which are difficult to predict and many of which are beyond Perry Ellis’ control. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Important Additional Information And Where To Find It
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://investor.pery.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended February 3, 2018, the Form 10-K/A filed by the Company with the SEC on June 1, 2018, and the preliminary proxy statement filed by the Company with the SEC on July 11, 2018. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investor.pery.com, by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.

Certain Participant Information
In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following directors, executive officers and other employees of Perry Ellis are deemed to be participants in the solicitation of proxies from Perry Ellis’ shareholders in connection with the proposed transaction and, as of the date hereof, beneficially own the amount of shares of Perry Ellis’ common stock, $0.01 par value per share, indicated adjacent to his or her name: (i) Perry Ellis directors: Joe Arriola (15,590 shares), Jane E. DeFlorio (22,710 shares), George Feldenkreis (1,716,862 shares), Oscar Feldenkreis (1,223,329 shares), Bruce J. Klatsky (21,723 shares), Michael W. Rayden (21,723 shares), and J. David Scheiner (26,205 shares), and (ii) Perry Ellis executive officers and other employees: David Enright (31,706 shares), Jorge Narino (14,988 shares), Stanley Silverstein (73,666 shares) and John Voith (64,624 shares). The business address for each person is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement, including the schedules and appendices thereto, and other materials to be filed with the SEC in connection with the proposed transaction.

Contacts

Investor:
Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
212-750-5833
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern / Jeff Kauth
212-355-4449